Exhibit 5.1

Weir’s Plaza 4550 Travis Street Dallas, TX 75205 United States +1 214 972 1770 www.kirkland.com	Facsimile: +1 214 972 1771

December 3, 2024

World Omni Auto Receivables LLC
250 Jim Moran Boulevard
Deerfield Beach, Florida 33442

Re:	World Omni Auto Receivables LLC Registration Statement on Form SF-3 (No. 333-)

We have acted as special counsel to World Omni Auto Receivables LLC, a Delaware limited liability company (the “Depositor” or the “Registrant”), in connection with the above-referenced Registration Statement (together with the exhibits and any amendments thereto and the form of prospectus described therein, the “Registration Statement”), filed by the Registrant with the Securities and Exchange Commission in connection with the registration by the Depositor of Asset-Backed Notes (the “Notes”).

The Registration Statement contains a prospectus (the “Prospectus”) pertaining to offerings by the Depositor of Notes issued by Issuing Entities (as defined below). This opinion relates only to the Prospectus and the exhibits contained in the Registration Statement.

As described in the Prospectus, the Notes issued pursuant to the related prospectus will be issued in series. Each series of Notes will be issued by a Delaware statutory trust (each, an “Issuing Entity”) to be formed by the Depositor pursuant to a Trust Agreement (each, a “Trust Agreement”) between the Depositor and an Owner Trustee to be specified in the related prospectus. Each series of Notes issued by an Issuing Entity may include one or more classes of Notes. The Notes of any Issuing Entity will be issued pursuant to an Indenture (each, an “Indenture”) among such Issuing Entity, the related Grantor Trust (to the extent applicable), an Indenture Trustee and an Account Bank to be specified in the related prospectus. The Asset-Backed Certificates of any Issuing Entity will be issued pursuant to a Trust Agreement.

We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Notes, and in order to express the opinions hereinafter stated, we have examined copies of the Registration Statement and, in each case as filed as an exhibit to or incorporated by reference in the Registration Statement, (i) the form of Indenture, (ii) the form of Trust Agreement (including the form of Certificate of Trust of the related Issuing Entity to be filed pursuant to the Delaware Statutory Trust Act included as an exhibit thereto (the “Trust Certificate”)), (iii) to the extent applicable, the form of Grantor Trust Agreement, between the related Issuing Entity and a Grantor Trust Trustee to be specified in the related prospectus, (iv) the form of Sale and Servicing Agreement among World Omni Financial Corp., as servicer, the Depositor, the related Issuing Entity, the related Grantor Trust (to the extent applicable), and an Account Bank, (v) the form of Receivables Purchase Agreement between World Omni Financial Corp. and the Depositor, (vi) to the extent applicable, the form of Receivables Contribution Agreement, between the related Issuing Entity and the related Grantor Trust, (vii) the form of Administration Agreement among the related Issuing Entity, the related Grantor Trust (to the extent applicable), the related Indenture Trustee and World Omni Financial Corp., as administrator, and (viii) the form of Asset Representations Review Agreement among the related Issuing Entity, the related Grantor Trust (to the extent applicable), World Omni Financial Corp., as servicer and as administrator, and the related Asset Representations Reviewer (collectively, the documents described in the foregoing clauses (i) through (viii) are referred to herein as the “Operative Documents”). We have examined such other documents and such matters of law and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

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World Omni Auto Receivables LLC
December 3, 2024

On the basis of the foregoing and on the basis of our examination of the Depositor’s Certificate of Formation and Limited Liability Company Agreement, as amended, and a review of a Certificate of the Secretary of State of the State of Delaware as to the good standing of the Depositor, it is our opinion that:

(i)	The Depositor is a limited liability company validly existing and in good standing under the laws of the State of Delaware; and

(ii)	With respect to the Notes of any series issued by any Issuing Entity, when, as and if (i) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (ii) the principal amount, price, interest rate and other principal terms of such Notes and the forms of such Notes have been duly established and approved by the Depositor’s Board of Directors, (iii) the Operative Documents relating thereto have each been duly completed, executed and delivered by the parties thereto substantially in the form we have examined, duly reflecting the terms established as described above, and remain in full force and effect, (iv) the Trust Certificate for the related Issuing Entity has been duly executed by the Owner Trustee and timely filed with the Secretary of State of the State of Delaware and the Trust Certificate remains in full force and effect, (v) the related Indenture has been, and remains, duly qualified under the Trust Indenture Act of 1939, as amended, and (vi) such Notes have been duly executed and issued by the related Issuing Entity and authenticated by the Indenture Trustee and sold by the Depositor, all in accordance with the terms and conditions of the related Operative Documents and in the manner described in the Registration Statement, such Notes will have been duly authorized by all necessary action of the related Issuing Entity and will have been legally issued and will be enforceable in accordance with their terms and entitled to the benefits of the related Operative Documents, and such Notes will be binding obligations of the related Issuing Entity in accordance with their terms, except as any of the foregoing may be limited by Title 11 of the United States Code or other bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors’ rights or the relief of debtors, as may be in effect from time to time, or by general principles of equity.

World Omni Auto Receivables LLC
December 3, 2024

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of securities or “Blue Sky” laws of the various states to the offer or sale of the Notes.

We wish to advise you that we are members of the bar of the State of New York and the opinions expressed herein are limited to the laws of the State of New York, the federal laws of the United States, the Delaware Limited Liability Company Act and the Delaware Statutory Trust Act, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus included in the Registration Statement under the caption “Legal Matters”. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP